Exhibit 99.1
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EPICEPT
CORPORATION
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CONTACTS

EPICEPT CORPORATION
Robert W. Cook
(914) 606-3572
rcook@epicept.com

MEDIA:
FEINSTEIN KEAN HEALTHCARE
Francesca T. DeVellis
(617) 577-8110
francesca.devellis@fkhealth.com

INVESTORS:
LIPPERT/HEILSHORN & ASSOCIATES
(212) 838-3777
Kim Sutton Golodetz
kgolodetz@lhai.com

Bruce Voss
bvoss@lhai.com
(310) 691-7100


                     EPICEPT ANNOUNCES LISTING TRANSFER FROM
                  NASDAQ GLOBAL MARKET TO NASDAQ CAPITAL MARKET

TARRYTOWN, NY - (JANUARY 30, 2007) - EpiCept Corporation (Nasdaq and OMX
Stockholm: EPCT) today announced that on January 26, 2007, it received a letter from the Nasdaq Listings Qualifications Panel (the "Panel") stating that the Panel has determined to transfer the shares of the Company from The Nasdaq Global Market to The Nasdaq Capital Market, effective at the open of business on Tuesday, January 30, 2007, and to allow the Company to remain listed on that market subject to certain conditions. The Nasdaq Capital Market is one of three market tier designations for Nasdaq-listed stocks, and presently includes over 500 companies.

The determination is the result of a hearing by the Panel on December 14, 2006, relating to the Company's failure to maintain a market value of its listed securities over $50 million, a continued listing requirement of The Nasdaq Global Market. On January 10, 2007, the Company was notified that the private placement previously announced by the Company on December 21, 2006 (the "Private

Placement") violated shareholder authorization rules, also a continued listing requirement of The Nasdaq Global Market, and that the Panel may take the further noncompliance into consideration in rendering its decision. A Standby Equity Distribution Agreement also dated as of December 21, 2006 (the "SEDA"), and the Private Placement were part of the Company's plan to regain compliance with the market value deficiency requirement.

Although failure to comply with a continued listing requirement subjects the Company's stock to delisting from The Nasdaq Global Market, the Panel determined to transfer the Company's shares to The Nasdaq Capital Market, effective at the open of business on Tuesday, January 30, 2007, and to allow the Company to remain listed on that market, subject to the following conditions: (1) on or before April 11, 2007, the Company shall publicly announce and inform the Panel that the Private Placement and SEDA have been approved by its shareholders, and
(2) on or before April 25, 2007, the Nasdaq staff shall have approved the Company's application for new listing, the Company will have paid all applicable listing fees and evidenced compliance with all requirements for continued listing on The Nasdaq Capital Market. The Company intends to satisfy the Panel's conditions and remain listed on The Nasdaq Capital Market until such time as it may qualify for readmission to The Nasdaq Global Market.

Additionally, the Panel determined that the Company's violation of the shareholder approval requirements warranted the issuance of a reprimand letter by Nasdaq, which was received by the Company on January 29, 2007. The letter specifies that the Private Placement violated the shareholder approval rules in Nasdaq Marketplace Rule 4350(i)(1)(D)(i).


ABOUT EPICEPT CORPORATION

EpiCept is focused on unmet needs in the treatment of pain and cancer. EpiCept has a staged portfolio of pharmaceutical product candidates with several pain therapies in late-stage clinical trials, and a lead oncology compound (for acute myeloid leukemia, or AML) with demonstrated efficacy in a Phase III trial; a marketing authorization application for this compound has been submitted in Europe. EpiCept is based in Tarrytown, N.Y., and its research and development team in San Diego is pursuing a drug discovery program focused on novel approaches to apoptosis.

FORWARD-LOOKING STATEMENTS

This news release and any oral statements made with respect to the information contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements which express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. These statements are based on EpiCept's current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Factors that may cause actual results or developments to differ materially include: the risk that Ceplene will not receive regulatory approval or marketing authorization in the EU, the risk that our other product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later stage clinical trials, the risk that EpiCept will not obtain approval to market any of its product candidates, the risks associated with reliance on additional outside financing to meet its capital requirements, the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; competition; litigation; risks associated with our ability to maintain our listing on The Nasdaq Capital Market and our ability to receive stockholder approval for the Private Placement and SEDA; risks associated with our ability to have our common stock readmitted to trading on The Nasdaq Global

Market; risks associated with the material weaknesses in our internal controls and the outcome of our SOX 404 audit; and risks associated with our ability to protect our intellectual property. These factors and other material risks are more fully discussed in EpiCept's periodic reports, including its reports on Forms 8-K, 10-Q and 10-K and other filings with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the disclosures found in EpiCept's filings which are available at www.sec.gov or at www.epicept.com. You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors.


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EPCT - GEN